                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                      INFINITY FINANCIAL TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                    Infinity
                            ------------------------

                    Notice of Annual Meeting of Stockholders
                            To Be Held May 21, 1997
                            ------------------------

To the Stockholders of Infinity Financial Technology, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Infinity Financial Technology, Inc., a Delaware corporation (the "Company"), will be held at the Radisson Inn, Empress Room II, 1085 East El Camino Real, Sunnyvale, CA 94087, at 10:30 a.m., local time, on Wednesday, May 21, 1997, for the following purposes:

          1. ELECTION OF DIRECTORS. To elect six directors of the Company to serve until the 1998 Annual Meeting of Stockholders or until their successors are elected and qualified.

          2. RATIFICATION AND APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS. To ratify and approve the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997.

          3. OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement which is attached hereto and made a part hereof.

     The Board of Directors has fixed the close of business on March 31, 1997 as the record date for determining the stockholders entitled to notice of and to vote at the 1997 Annual Meeting of Stockholders and any adjournment or postponement thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                          By Order of the Board of Directors,

                                          Roger A. Lang, Jr.
                                          Chief Executive Officer

Mountain View, California
April 18, 1997

                               MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 18, 1997

                      INFINITY FINANCIAL TECHNOLOGY, INC.
                                640 CLYDE COURT
                      MOUNTAIN VIEW, CALIFORNIA 94043-2239
                                 (415) 940-6100
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

GENERAL INFORMATION

     This Proxy Statement is furnished to the stockholders of Infinity Financial Technology, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board" or "Board of Directors") of proxies in the accompanying form for use in voting at the 1997 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 10:30 a.m., local time, on Wednesday, May 21, 1997, at the Radisson Inn, Empress Room II, 1085 East El Camino Real, Sunnyvale, CA 94087, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Terry H. Carlitz, the Company's Chief Financial Officer and Vice President, Finance) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SOLICITATION AND VOTING PROCEDURES

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, by telephone or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with such solicitation.

     The close of business on March 31, 1997 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 18,253,670 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one (1) vote on all matters. With respect to the election of directors, a stockholder may cumulate his or her votes, meaning that such stockholder can multiply the number of shares owned by the number of board positions to be filled, and allocate such votes for all or as many director-nominees as he or she may designate provided any such stockholder has given notice at the Annual Meeting of his or her intention to cumulate votes prior to the voting and then cumulative voting will apply only to those candidates whose names have been placed in nomination prior to the voting. If any stockholder has given such notice, all stockholders may cumulate their votes for candidates in nomination.

     An automated system administered by the Company's transfer agent will tabulate votes cast by proxy at the Annual Meeting and an officer of the Company will tabulate votes cast in person at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. In determining whether a proposal has been approved or a nominee has been elected as a director, abstentions are counted as votes against a proposal or nominee and broker non-votes are not counted as votes for or against a proposal or nominee.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     As set by the Board of Directors pursuant to the Bylaws of the Company, the authorized number of directors is set at six. Six directors will be elected at the Annual Meeting to serve until the 1998 Annual Meeting of Stockholders or until their successors are elected or appointed and qualified or until the director's earlier resignation or removal. Effective as of the Annual Meeting, Charles H. Marston will resign as Chairman of the Board and will not seek re-election. At such time, Roger A. Lang, Jr. will become Chairman of the Board. Michael A. Laven has been nominated to fill the vacancy on the Board. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as a nominee or as a director, if elected. Each of the six nominees for director who receives the greatest number of votes will be elected.

     Set forth below are the names, ages and certain biographical information relating to the director nominees.

           NAME OF NOMINEE             AGE           POSITION WITH COMPANY          DIRECTOR SINCE
-------------------------------------  ---     ---------------------------------    --------------
Roger A. Lang, Jr....................  37      Chief Executive Officer                   1989
Michael A. Laven.....................  48      President and Chief Operating               --
                                               Officer
Till M. Guldimann....................  47      Executive Vice President and              1995
                                               Director
Douglas M. Leone(1)(2)...............  39      Director                                  1994
John C. Lewis(2).....................  61      Director                                  1995
James A. Dorrian(1)..................  44      Director                                  1996

---------------
(1) Member of Audit Committee

(2) Member of Compensation Committee

     Mr. Lang has been Chief Executive Officer and a Director of the Company since he co-founded the Company in June 1989. From May 1996 to March 1997, he served as President of the Company. Prior to founding the Company, Mr. Lang was Vice President, Global Client Services at C-ATS Software Inc., a provider of software products for the financial services industry, from September 1986 until June 1989. Mr. Lang holds a B.A. and an M.A. from Stanford University.

     Mr. Laven was named President and Chief Operating Officer in March 1997, having previously served as Vice President, Worldwide Field Operations. Prior to joining the Company in May 1996, he was employed by Scopus Technology, Inc., a customer information management software company, where he served as Vice President, International since June 1995. From April 1994 to May 1995, he was Chief Executive Officer of CoroNet Systems, a network management company. From May 1990 to March 1994, Mr. Laven held various positions at Ask Computer, a relational database management systems and applications company, most recently serving as Executive Vice President, Worldwide Operations. Mr. Laven holds a B.A. from Wesleyan College, an M.A. from the School of International Training and an M.Ed from Harvard University.

     Mr. Guldimann has been Executive Vice President and a Director of the Company since he joined the Company in September 1995. From June 1974 to June 1995, Mr. Guldimann was employed by J.P. Morgan, where he served as head of Global Research from March 1990 to June 1995 and as Chairman of J.P. Morgan's

Market Risk Committee from February 1991 to October 1992. Mr. Guldimann holds an M.S. from the Swiss Federal Institute of Technology and an M.B.A. from Harvard University.

     Mr. Leone has served as a Director of the Company since January 1994. Prior to joining Sequoia Capital, a venture capital investment firm in 1988, he spent seven years in the electronics industry and held sales and management positions at Sun Microsystems, Hewlett-Packard and Prime Computer. Mr. Leone is also a director of Arbor Software and International Network Services, Inc., and is the Chairman of Shomiti Systems. He holds a B.S. from Cornell University, an M.S. from Columbia University and an M.S. from Massachusetts Institute of Technology.

     Mr. Lewis has served as a Director of the Company since January 1995. He has been Chairman of the Board of Amdahl Corporation since May 1987. He also served as Amdahl's Chief Executive Officer from May 1983 to May 1992. He presently serves on the Board of Directors of Vitesse Semiconductor Corporation, Cypress Semiconductor Corporation and Pinnacle Systems, is a member of the Board of Trustees of Santa Clara University and is a director of the California Chamber of Commerce. He holds a B.S. from California State University at Fresno.

     Mr. Dorrian has served as a Director of the Company since July 1996. In April 1991, he co-founded Arbor Software and has served as its President and Chief Executive Officer and is currently serving as a director. Prior to co-founding Arbor Software, Mr. Dorrian was the President of Solutions Technology, Inc., a software consulting firm specializing in financial software systems development. Previously, Mr. Dorrian was Western States Director for Thorn EMI Computer Software, a developer of executive information systems software. Mr. Dorrian holds a B.A. from Indiana University.

                        THE BOARD RECOMMENDS A VOTE FOR
                   THE ELECTION OF THE NOMINEES NAMED ABOVE.

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

     There are no family relationships among any of the directors or executive officers of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended December 31, 1996, the Board met six times. The Board has two committees: the Audit Committee and the Compensation Committee. During the fiscal year ended December 31, 1996, no director attended fewer than 75% of all the meetings of the Board and its committees on which he served after becoming a member of the Board.

     The Board does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to recommend nominations, the Board will consider stockholder recommendations. Such recommendations should be addressed to Terry H. Carlitz, the Company's Chief Financial Officer and Vice President, Finance, at the Company's principal executive office.

     The Audit Committee, which held one meeting during the fiscal year ended December 31, 1996, consists of Messrs. Dorrian and Leone. The Audit Committee reviews and supervises the Company's financial controls, including selecting the Company's auditors, reviewing the books and accounts of the Company, meeting with the officers of the Company regarding the Company's financial controls, acting upon recommendations of auditors and taking such further action as the Audit Committee deems necessary to complete an audit of the books and accounts of the Company, as well as other matters which may come before it or as directed by the Board.

     The Compensation Committee, which held one meeting during the fiscal year ended December 31, 1996, consists of Messrs. Lewis and Leone. The Compensation Committee reviews and approves the compensation and benefits for the Company's executive officers, administers the Company's stock option and employee stock purchase plans and performs such other duties as from time to time may be determined by the Board.

COMPENSATION OF DIRECTORS

     The Company's outside directors are reimbursed for expenses incurred in connection with attending Board and committee meetings but are not compensated for their services as Board members. The Company may also grant to directors options to purchase Common Stock of the Company pursuant to the terms of the Company's 1993 and 1996 Stock Incentive Plans. In July, 1996, upon his election to the Board, Mr. Dorrian received an immediately exercisable non-qualified stock option for 40,000 shares of the Company's Common Stock at an exercise price of $10.50 per share. No other outside director received a grant of options during fiscal 1996.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of February 28, 1997, for
(i) each person who is known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each of the Company's directors and nominees,
(iii) each of the officers appearing in the Summary Compensation Table below and
(iv) all directors and executive officers as a group.

                                                                        SHARES BENEFICIALLY
                                                                             OWNED(1)
                                                                       ---------------------
    DIRECTORS, EXECUTIVE OFFICERS AND 5% STOCKHOLDERS                   NUMBER       PERCENT(2)
    -----------------------------------------------------------------  ---------     -------
    Roger A. Lang, Jr.(3)............................................  4,898,000       26.6%
    Till M. Guldimann(4).............................................    879,166        4.8%
    Charles H. Marston...............................................    900,000        4.9%
    Douglas M. Leone.................................................     50,000          *
    John C. Lewis....................................................    140,000          *
    James A. Dorrian(5)..............................................     17,024          *
    Terry H. Carlitz.................................................    200,000        1.1%
    Sequoia Capital Growth Fund(6)...................................  2,616,334       14.3%
    Robin Vasan(7)...................................................  1,200,000        6.5%
    Michael A. Laven.................................................         --          *
    All Executive officers and Directors as a group (10
      persons)(8)....................................................  7,576,773       41.2%

---------------
 *  Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of February 28, 1997 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

(2) Percentage beneficially owned is based on 18,232,333 shares of Common Stock outstanding as of February 28, 1997.

(3) Includes (a) 57,142 shares held by Roger Allen Lang, Jr. and Cynthia Hunter Lang, Trustees 1996 Generation Skipping Trust fbo Roger Lloyd Lang and (b) 57,142 shares held by Roger Allen Lang, Jr. and Cynthia Hunter Lang, Trustees 1996 Generation Skipping Trust fbo Christopher Allen Lang.

(4) Includes 79,166 shares subject to options exercisable within 60 days of February 28, 1997.

(5) Includes 7,500 shares subject to options exercisable within 60 days of February 28, 1997.

(6) The address of Sequoia Capital Growth Fund is c/o Sequoia Capital, 3000 Sand Hill Road, Bldg. 4, Suite 280, Menlo Park, California 94025.

(7) Based upon a Schedule 13G dated February 7, 1997 and filed with the Securities and Exchange Commission on February 12, 1997. Mr. Vasan's address is c/o RMS 149 Commonwealth Drive, Menlo Park, California 94025.

(8) Includes 164,147 shares subject to options exercisable within 60 days of February 28, 1997.

                                 PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young LLP has served as the Company's independent auditors since 1990 and has been appointed by the Board to continue as the Company's independent auditors for the Company's fiscal year ending December 31, 1997. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate questions.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
             THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S
                    INDEPENDENT AUDITORS FOR THE FISCAL YEAR
                           ENDING DECEMBER 31, 1997.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning compensation of (i) each person that served as the Company's Chief Executive Officer during the last fiscal year of the Company, (ii) the four other most highly compensated executive officers of the Company, and (iii) up to two former executive officers of the Company who would have been one of the Company's four most highly compensated executive officers had such officer been serving as such at the end of the Company's last fiscal year (collectively, the "Named Executive Officers"):

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                             ------------
                                            ANNUAL COMPENSATION               SECURITIES       ALL OTHER
                                   -------------------------------------      UNDERLYING      COMPENSATION
   NAME AND PRINCIPAL POSITION     YEAR(1)     SALARY($)     BONUS($)(2)      OPTIONS(#)         ($)(3)
---------------------------------  -------     ---------     -----------     ------------     ------------
Roger A. Lang, Jr.,..............    1996       150,000         60,000               --            264
  Chief Executive Officer(4)
Michael A. Laven,................    1996        93,847(5)     138,750(6)       240,000            464
  President and Chief Operating
     Officer(7)
Till M. Guldimann,...............    1996       200,000         60,000               --            696
  Executive Vice President,
     Director
Charles H. Marston,..............    1996       150,000         60,000               --            696
  Chairman of the Board(4)
Terry H. Carlitz,................    1996       150,000         60,000               --            408
  Chief Financial Officer and
     Vice President, Finance

---------------
(1) The Company became a reporting company under the Securities Exchange Act in 1996.

(2) Includes bonus amounts earned in stated year and paid in following year.

(3) Represents premiums paid on term life insurance.

(4) Mr. Lang served as President of the Company from May 1996 to March 1997. Mr. Marston will resign as a director and Chairman of the Board effective as of the Annual Meeting. At such time, Mr. Lang will become the Chairman of the Board.

(5) Mr. Laven joined the Company in May 1996. His annual base salary for 1996 was $150,000.

(6) Consists of guaranteed and incentive bonus as contemplated by the terms of an employment agreement entered into by the Company and Mr. Laven (see "Employment Agreements").

(7) Mr. Laven served as Vice President, World Wide Field Operations until March 10, 1997. Mr. Laven became President and Chief Operating Officer in March 1997.

EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement dated September 1, 1995 with Till M. Guldimann, its Executive Vice President. The agreement provides that Mr. Guldimann shall receive a yearly salary of $200,000 and reimbursement for certain expenses. Mr. Guldimann is also entitled to participate in any pension, bonus, retirement, insurance, medical reimbursement or other employee benefit plans adopted by the Company. Under an option agreement executed in connection with his employment agreement, Mr. Guldimann was granted incentive stock options to purchase 200,000 shares of the Company's Common Stock at an exercise price of $1.50 per share. Mr. Guldimann was also granted immediately exercisable, non-qualified options to purchase 500,000 shares of the Company's Common Stock at an exercise price of $1.50 per share. In addition, on the same date, Mr. Guldimann purchased 200,000 shares of Common Stock of the Company pursuant to a Restricted Stock Purchase Agreement.

     The employment agreement continues until Mr. Guldimann's employment is terminated (i) by the Board of Directors for cause at any time upon ten days written notice, or without cause upon six months written notice; (ii) by death;
(iii) by Mr. Guldimann for good reason upon 20 days written notice, or at will upon three months written notice; or (iv) due to disability. Upon termination of employment without cause by the Company, or for good reason by the employee, the Company will hire Mr. Guldimann as a consultant for a period of six months following termination. During the consultancy period, Mr. Guldimann is required to be available at least ten hours per month in return for which he will be entitled to receive a monthly salary, bonus and benefits equal to the amount that he received immediately prior to his termination of employment. During this period his options will continue to vest.

     In May 1996, Michael A. Laven, the Company's President and Chief Operating Officer, was initially hired as the Company's Vice President, World Wide Field Operations and in that capacity entered into a letter agreement with the Company. The letter agreement provides for an annual salary of $150,000 plus a guaranteed bonus of $30,000 per annum. Mr. Laven is also eligible for an executive incentive bonus of up to $120,000 provided certain targets are met by the Company. Mr. Laven is also eligible to participate in all of the Company's benefit plans and was granted in May 1996 incentive stock options to purchase 100,000 shares of the Company's Common Stock at an exercise price of $4.00 per share, and non-qualified stock options to purchase 140,000 shares of the Company's Common Stock at an exercise price of $4.00 per share. Mr. Laven's employment is at will and may be terminated by either party with or without cause.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides certain information with respect to stock options granted to the Named Executive Officers during the fiscal year ended December 31, 1996. In addition, as required by the Securities and Exchange Commission rules, the table sets forth the potential realizable value over the term of the option (the period from the grant to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock values. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Company's Common Stock.

                                                INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                           ------------------------------------------------------------     VALUE AT ASSUMED
                             NUMBER OF       % OF TOTAL                                   ANNUAL RATE OF STOCK
                            SECURITIES        OPTIONS                                      PRICE APPRECIATION
                            UNDERLYING       GRANTED TO     EXERCISE PRICE                 FOR OPTION TERM(5)
                              OPTIONS       EMPLOYEES IN      PER SHARE      EXPIRATION   ---------------------
          NAME             GRANTED(#)(1)   FISCAL YEAR(2)     ($/SH)(3)       DATE(4)      5%($)       10%($)
-------------------------  -------------   --------------   --------------   ----------   --------   ----------
Roger A. Lang, Jr........          --              --               --              --          --           --
Michael A. Laven.........     240,000           15.47%            4.00         5/15/06     603,739    1,529,993
Till M. Guldimann........          --              --               --              --          --           --
Charles H. Marston.......          --              --               --              --          --           --
Terry H. Carlitz.........      40,000            2.58%            6.00         6/10/06     150,935      382,498

---------------
(1) Options granted under the Company's 1993 Stock Incentive Plan.

(2) Based on a total of 1,551,250 options granted to employees of the Company in 1996, including the Named Executive Officers.

(3) In determining the fair market value of the Company's Common Stock prior to October 25, 1996, the date of the Company's initial public offering, the Board of Directors considered various factors, including the Company's financial condition and business prospects, its operating results, the absence of a market for its Common Stock and the risks normally associated with high technology companies. Subsequent to October 25, 1996, all options are granted at an exercise price equal to the fair market value of a share of the Company's Common Stock as listed on the NASDAQ National Market on the date the options are granted. The exercise price may be paid in cash, check, promissory note, shares of the Company's Common Stock, through a cashless exercise procedure involving same-day sale of the purchased shares or any combination of such methods.

(4) Options may terminate before their expiration dates if the optionee's status as an employee or consultant is terminated or upon the optionee's death or disability.

(5) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. There can be no assurance that the amounts reflected in this table will be achieved.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during fiscal year 1996, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by stock options as of December 31, 1996, and the value of "in-the-money" stock options, which represent the positive spread between the exercise price of a stock option and the market price of the shares subject to such option on December 31, 1996.

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                  OPTIONS AT                    OPTIONS AT
                                SHARES                       DECEMBER 31, 1996(#)         DECEMBER 31, 1996($)(1)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------  -----------   -----------   -----------   -------------   -----------   -------------
Roger A. Lang, Jr...........         --            --            --             --             --              --
Michael A. Laven............         --            --            --        240,000             --       3,180,000
Till M. Guldimann...........         --            --        62,500        137,500        984,375       2,165,625
Charles H. Marston..........         --            --            --             --             --              --
Terry H. Carlitz............         --            --            --         40,000             --         450,000

---------------
(1) Calculated by determining the difference between the fair market value of the securities underlying the option at December 31, 1996 ($17.25 per share) and the exercise price of the Named Executive Officers' respective options.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     This section is not "soliciting material," is not deemed "filed" with the Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1993, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general language to the contrary.

     The Compensation Committee of the Board was formed in 1996 and consists of outside directors John C. Lewis and Douglas M. Leone. Decisions concerning the compensation and the granting of stock options to the Company's Named Executive Officers are made by the Compensation Committee and reviewed by the full Board (excluding any interested directors).

EXECUTIVE OFFICER COMPENSATION PROGRAMS

     The objectives of the executive officer compensation program are to attract, retain, motivate and reward key personnel who possess very high caliber leadership and management skills, through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various other general employee benefit programs.

     The executive compensation policies of the Compensation Committee are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal customer satisfaction, and maximization of stockholder value. The Compensation Committee believes that stock ownership by management is essential in aligning management and stockholder interests, thereby enhancing stockholder value.

     Base Salaries. Salaries for the Company's executive officers are determined primarily on the basis of the executive officer's responsibilities, general salary practices of peer companies and the officer's individual contributions, qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria which includes individual performance, the functions performed by the executive officer, the scope of the executive officer's on-going duties, general changes in the compensation of the peer group in which the Company competes for executive talent, and the Company's financial performance generally. The weight given each such factor by the Compensation Committee may vary from individual to individual. The Company attempts to align the base salaries of its executive officers with the base salaries of executive officers of other comparable companies included within the peer group.

     Incentive Bonuses. The Company adopted an executive incentive bonus plan in 1996. The Compensation Committee believes that an annual incentive bonus plan motivates the Company's executive officers and management to achieve annual performance goals because a cash bonus provides a more immediate reward than does the potential appreciation in the value of stock options. Annual incentive bonuses are aligned to be near the middle of the range for incentive bonuses within the peer group of comparable companies. The bonus amounts are based upon comparisons with the peer group, predictability of business results, the achievement of the Company's planned operating performance, and the officer's level of responsibility and contributions to the Company's success. Bonuses earned in 1996 reflect the Company's achievements in operating performance from the prior year -- an increase in revenues of 68%, an increase in income from operations of 50% and an increase in net income per share of 47%.

     Stock Option Grants. Stock options are granted to executive officers and other employees under the 1993 and 1996 Stock Incentive Plans. Because of the direct relationship between the value of a stock option and the stock price, the Compensation Committee believes that options motivate executive officers to manage the Company in a manner that is consistent with stockholder interest. Stock option grants are intended to focus the attention of the recipient on the Company's long-term performance which the Company believes results in improved stockholder value, and to retain the services of the executive officers in a competitive job market by providing very significant long-term earning potential. To this end, stock options generally vest and become fully exercisable over a four-year period. The principal factors considered in granting stock options to executive officers of the Company are prior performance, level of responsibility, previously granted options, other compensation, and the executive officer's ability to influence the Company's long-term growth and profitability.

     Other Compensation Plans. The Company has adopted certain general employee benefit plans including the 1996 Employee Stock Purchase Plan in which executive officers are permitted to participate on parity with other employees. The Company also provides a 401(k) deferred compensation plan.

     Deductibility of Compensation. Section 162(m) of the Internal Revenue Code ("IRC") disallows a deduction by the Company for certain compensation exceeding $1.0 million in a given year paid to any Named Executive Officer, excluding, among other things, certain performance based compensation. Because the compensation levels for the Named Executive Officers have not approached the limitation, the Compensation Committee has not had to use any available exemptions from the deduction limit. The Compensation Committee remains aware of the existence of the IRC Section 162(m) limitations, and the available exemptions, and will address the issue of deductibility when and if circumstances warrant the use of such exemption.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Mr. Lang's base salary for the fiscal year ended December 31, 1996 was $150,000. Mr. Lang's base salary was established in part by comparison to base salaries of chief executive officers at other companies of similar size. Mr. Lang's base salary and total compensation was below the median of the base salary range for chief executive officers of comparative companies. Mr. Lang received an incentive bonus of $60,000 under the 1996 executive incentive bonus plan approved by the Compensation Committee. Mr. Lang received no stock options during fiscal year 1996. This below market total compensation positioning is not indicative of Mr. Lang's performance and only signifies a mutual agreement between the Committee and the Chief Executive Officer to conserve the Company's cash and to tightly control stockholder dilution. Industry and competitive practices as well as internal compression issues will likely compel a closer-to-market positioning in the future.

                                          MEMBERS OF THE
                                            COMPENSATION COMMITTEE

                                          Douglas M. Leone
                                          John C. Lewis

                              CERTAIN TRANSACTIONS

     The following is a description of certain transactions and relationships entered into or existing during the fiscal year ended December 31, 1996 between the Company and certain affiliated parties. The Company believes that the terms of such transactions were no less favorable to the Company than could have been obtained from an unaffiliated party.

     In April 1995, the Company granted Ms. Carlitz, the Company's Chief Financial Officer and Vice President, Finance, immediately exercisable, incentive stock options for 200,000 shares of the Company's Common Stock at an exercise price of $0.35 per share. Ms. Carlitz paid for the shares with $17,500 in cash and a promissory note in the original principal amount of $52,500 payable to the Company. The shares are subject to repurchase by the Company upon termination of Ms. Carlitz's employment on the terms and conditions set forth in the option agreement. The promissory note bears interest at 5.88% per annum and is payable in full by April 17, 2000. The unpaid balance of the promissory note at January 1, 1996 and February 28, 1997 was $52,500 and $35,000, respectively. The option agreement was amended in May 1996 to provide for acceleration of Ms. Carlitz's options upon the occurrence by a change in control and certain other stockholder approved transactions. In June 1996, the Company granted Ms. Carlitz incentive stock options for 40,000 shares of the Company's Common Stock at an exercise price of $6.00 per share.

     In September 1995, the Company entered into an employment agreement with Mr. Guldimann, its Executive Vice President. Under an option agreement executed in connection with his employment agreement, Mr. Guldimann was granted incentive stock options to purchase 200,000 shares of the Company's Common Stock at an exercise price of $1.50 per share. Mr. Guldimann was also granted immediately exercisable, non-qualified options to purchase 500,000 shares of the Company's Common Stock at an exercise price of $1.50 per share. Mr. Guldimann exercised his options for 500,000 shares in September 1995 by delivering a promissory note in the original principal amount of $750,000 to the Company. The unpaid balance of the promissory note at January 1, 1996 and February 28, 1997 was $750,000 and $531,250, respectively. In November 1996, the Promissory Note was amended from monthly payments to annual payments due and payable as follows: (i) $156,250 on September 1, 1997; (ii) $187,500 on September 1, 1998; and (iii) $187,500 on
September 1, 1999. The promissory note bears interest at 6.04% per annum.

     In addition, in September 1995, Mr. Guldimann purchased 200,000 shares of the Company's Common Stock pursuant to a Restricted Stock Purchase Agreement. In payment of such shares, Mr. Guldimann delivered to the Company $100,000 in cash and a promissory note in the original principal amount of $200,000 bearing interest at 6.04% per annum. Such promissory note was paid in full on March 1, 1997. The vesting of Mr. Guldimann's options was amended in December 1995 such that 25% of such options vest one year from the grant date, and the remainder of the options vest ratably at the end of each month thereafter. The option agreement was again amended in May 1996 to provide for acceleration of Mr. Guldimann's options upon the occurrence of a change in control and certain other stockholder approved transactions.

     In May 1996, Mr. Laven, the Company's current President and Chief Operating Officer, was initially hired as the Company's Vice President, World Wide Field Operations and in that capacity entered into a letter agreement with the Company. The letter agreement provides for an annual salary of $150,000 plus a guaranteed bonus of $30,000 per annum. Mr. Laven is also eligible for an executive incentive bonus of up to $120,000, provided certain targets are met by the Company. Mr. Laven is also eligible to participate in all of the Company's benefit plans and was granted in May 1996 incentive stock options to purchase 100,000 shares of the Company's Common Stock at an exercise price of $4.00 per share, and nonqualified stock options to purchase 140,000 shares of the Company's Common Stock at an exercise price of $4.00 per share. Mr. Laven's employment is at will and may be terminated by either party with or without cause. The option agreements provide for acceleration of Mr. Laven's options upon the occurrence of a change in control and certain other stockholder approved transactions.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock from October 25, 1996, the date of the Company's initial public offering, through the end of the Company's fiscal year ended December 31, 1996, with the percentage change in the cumulative total return for the NASDAQ Stock Market -- U.S. Index and the Hambrecht & Quist Computer Software Index. The comparison assumes an investment of $100 on October 25, 1996 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock performance shown on the graph below is not necessarily indicative of future price performance.

                 COMPARISON OF 2 MONTH CUMULATIVE TOTAL RETURN*
 AMONG INFINITY FINANCIAL TECHNOLOGY, INC., THE NASDAQ STOCK MARKET -- US INDEX
               AND THE HAMBRECHT & QUIST COMPUTER SOFTWARE INDEX

                                         'INFINITY                           HAMBRECHT & QUIST
        MEASUREMENT PERIOD               FINANCIAL         NASDAQ STOCK      COMPUTER SOFTWARE
      (FISCAL YEAR COVERED)          TECHNOLOGY, INC.'   MARKET - US INDEX         INDEX
10/25/96                                   100                 100                 100
12/31/96                                   102                 106                 102

---------------
* $100 invested on 10/25/96 in stock or index -- including reinvestment of dividends. Fiscal year ending December 31.

                              STOCKHOLDER PROPOSALS

     To be considered for presentation to the annual meeting of the Company's stockholders to be held in 1998, a stockholder proposal must be received by Terry H. Carlitz, Chief Financial Officer and Vice President, Finance, Infinity Financial Technology, Inc., 640 Clyde Court, Mountain View, California 94043-2239, no later than December 19, 1997.

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, the Company believes that during the fiscal year ended December 31, 1996, all Reporting Persons complied with all applicable filing requirements.

OTHER MATTERS

     The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

     It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          Roger A. Lang, Jr.
                                          Chief Executive Officer

April 18, 1997
Mountain View, California

1574-PS-97

P                                 DETACH HERE                           INF F

R                     INFINITY FINANCIAL TECHNOLOGY, INC.
                                640 Clyde Court
O                     Mountain View, California 94043-2239

X         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING ON MAY 21, 1997
Y

        Roger A. Lang and Terry H. Carlitz, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Infinity Financial Technology, Inc. (the "Company"), to be held at 10:30 a.m., local time, on Wednesday, May 21, 1997 at the Radisson Inn, 1085 East El Camino Real, Sunnyvale, California 94087, and any adjournment or postponement thereof.

        Election of six directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate).

NOMINEES: James A. Dorrian, Till M. Guldimann, Roger A. Lang, Michael A. Laven, Douglas M. Leone and John C. Lewis.

                                                                 -------------
                                                                  SEE REVERSE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SIDE

                                  DETACH HERE                             INF F

                                                                          ____
      Please mark                                                             |
[ X ] votes as in                                                             |
      this example.

The Board of Directors recommends a vote FOR the election of Directors and FOR proposal 2.

1.  Election of Directors (see reverse):

     FOR    WITHHELD
    [   ]    [   ]

                                                                MARK HERE
                                                               FOR ADDRESS
                                                                CHANGE AND
    [   ]_____________________________________________________ NOTE BELOW [   ]
                 For all nominees except as noted above





                                                        FOR     AGAINST  ABSTAIN
2.  To ratify and approve the appointment of Ernst
    & Young LLP as the Company's independent auditors
    for the fiscal year ending December 31, 1997:      [   ]     [   ]    [   ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

    SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF ALL DIRECTORS, AND FOR ITEM 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

----------------------    --------    -----------------------    --------
Signature                 Date        Signature                  Date